Exhibit 3.1

AMENDED AND

RESTATED BYLAWS

of

Walgreens Boots Alliance, Inc.

(A Delaware Corporation)

(Amended as of July 10, 2024)

ARTICLE I

OFFICES

SECTION 1.1. Registered Office. The registered office of the corporation shall be fixed in the Certificate of Incorporation of the corporation (as it may be amended and/or restated from time to time, the “Certificate of Incorporation”).

SECTION 1.2. Other Offices. The corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

SECTION 2.1. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to and in accordance with Section 211(a) of the General Corporation Law of the State of Delaware.

SECTION 2.2. Special Meetings. (a) Special meetings of the stockholders may be called by the Chairman of the Board, by the Chief Executive Officer, by the President, by the Board of Directors or by the Secretary of the corporation at the written request of stockholders of record who have, or are acting on behalf of beneficial owners who have, not less than one-fifth of all of the outstanding shares of the corporation entitled to vote generally for the election of directors as of the record date fixed in accordance with this Section 2.2 of Article II of these Bylaws to determine who may deliver a written request to call such special meeting. For purposes of this Section 2.2 of Article II of these Bylaws, the terms “beneficial owner” and “beneficially owned” shall have the meanings set forth in Section 13(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors shall determine the place, if any, and fix the date and time, of any special meeting of stockholders.

(b) Any stockholder of record (whether acting for him, her or itself, or at the direction of a beneficial owner) may, by written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, demand that the Board of Directors fix a record date to determine the stockholders who are entitled to deliver a written request to call a special meeting (such record date, the “Request Record Date”). The Record Date Request Notice must, to be in proper written form, set forth the information required by Section 2.15(b)(ii) of Article II of these Bylaws (as though such meeting were an annual meeting), shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice) and shall bear the date of signature of each such stockholder (or such agent). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the

Board of Directors, within twenty (20) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which the Record Date Request Notice is received by the Secretary.

(c) A beneficial owner who wishes to deliver a written request to call a special meeting must cause the nominee or other person who serves as the stockholder of record of such beneficial owner’s stock to sign the written request to call a special meeting. If a stockholder of record is the nominee for more than one beneficial owner of stock, the stockholder of record may deliver a written request to call a special meeting solely with respect to the shares of the corporation owned by the beneficial owner who is directing the stockholder of record to sign such written request to call a special meeting. Each written request to call a special meeting shall include the signature(s) of the stockholder(s) of record submitting such request and the date such request was signed, and the information required by Section 2.15(b)(ii) of Article II of these Bylaws (as though such meeting were an annual meeting). To be valid, the written requests to call a special meeting by the requisite stockholders shall be submitted to the corporation within sixty (60) days after the Request Record Date.

SECTION 2.3. Places of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of the meeting for any annual meeting or for any special meeting, or may designate that the meeting be held by means of remote communication.

SECTION 2.4. Notice of Meetings. Written, printed or electronic notice stating the place, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting unless otherwise required by law, either personally, electronically in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware.

SECTION 2.5. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or other distribution or allotment of rights, or stockholders entitled to consent to corporate action without a meeting, or for the purpose of any other lawful action, the Board of Directors of the corporation may fix a record date in advance, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and (i) in the case of the record date for the entitlement to notice of, or to vote at, a meeting of stockholders, such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) in the case of the record date for the entitlement to consent to corporate action without a meeting, such record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted and (iii) in case of the record date for the entitlement to receive payment of any dividend or other distribution or allotment of rights or for the purpose of any other lawful action, such record date shall not be more than sixty (60) days prior to such action. If no record date is fixed by the Board of Directors, (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, (ii) the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the corporation, (iii) the record date for determining stockholders entitled to consent to corporate action without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action and (iv) the record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights, or for the purpose of any other lawful action, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.5 of Article II of these Bylaws, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

SECTION 2.6. Voting Lists. The corporation shall prepare no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.6 of Article II of these Bylaws shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list, for a period of at least ten (10) days ending on the day before the meeting date, shall be open to the examination of any stockholder for any purpose germane to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or stock ledger or to vote at any meeting of stockholders.

SECTION 2.7. Quorum. A majority of outstanding shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided that if less than a majority of outstanding shares are represented at said meeting, the Chairman of the meeting or a majority of the shares so represented may adjourn the meeting.

If a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on a matter shall be the act of the stockholders, unless a different or minimum vote is required by the General Corporation Law, the Certificate of Incorporation, or these Bylaws, the rules and regulations of any stock exchange applicable to the corporation or any law or regulation application to the corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter.

SECTION 2.8. Proxies. A stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his or her duly authorized attorney in fact. No stockholder may name more than three (3) persons as proxies to attend and vote the stockholder’s shares at any such meeting. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its executing, unless otherwise provided in the proxy. Every duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date or by attending the meeting and voting in person. The dates contained on the forms of the proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

SECTION 2.9. Voting of Shares. Except as otherwise provided in the Certificate of Incorporation and subject to the provisions of Section 2.11 of this Article II, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

SECTION 2.10. Voting of Shares by Certain Holders. Shares of the corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at a given time.

SECTION 2.11. Cumulative Voting. Stockholders shall be entitled to cumulative voting at elections of directors to the extent provided in or pursuant to the Certificate of Incorporation.

SECTION 2.12. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order that voting be by ballot.

SECTION 2.13. Adjournments. The Chairman of the Board of Directors or the President may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place, if any, of adjourned meetings need be given except as required by law. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.14. Inspectors of Election. The Board of Directors, in advance of any meeting of stockholders, shall appoint one or more persons as inspectors to act at such meeting or any adjournment thereof and make a written report thereof. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties and powers prescribed by and shall comply with Section 231 of the General Corporation Law of the State of Delaware.

SECTION 2.15. Notice of Annual Meeting Business. (a) At any annual meeting of the stockholders of the corporation, only such business (other than nominations of directors) shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who (A) is a stockholder of record at the time of giving notice provided for in Section 2.15(b) and at the time of the annual meeting, (B) shall be entitled to vote at the meeting and (C) meets the requirements of and complies with the procedures set forth in Section 2.15(b). Clause (iii) shall be the exclusive means for a stockholder to submit business (other than nominations of directors by stockholders, which must be made in compliance with Section 2.15(c) or Section 2.20 of Article II of these Bylaws, or matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s proxy statement) before an annual meeting of stockholders.

(b) (i) For business (other than nominations of directors by stockholders, which must be made in compliance with Section 2.15(c) or Section 2.20 of Article II of these Bylaws, or matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s proxy statement) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered or mailed and received at the principal executive offices of the corporation not earlier than the close of business on the one-hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first (1st) anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely, notice by the stockholder must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the Public Announcement of the date of such annual meeting is less than one-hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment, recess or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(ii) To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting (A) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and if such stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “related person”), the Ownership Information (as defined below) and (B) (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and any material interest of such stockholder, such beneficial owner and any related person in such business, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Bylaws of the corporation, the text of the proposed amendment), (3) a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner and any related person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (4) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to propose such business and (5) a representation whether the stockholder, the beneficial owner or any related person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or otherwise to solicit proxies or votes from stockholders in support of such proposal. The Chairman of an annual meeting shall have the power to determine whether business proposed to be before the meeting was proposed in accordance with these Bylaws and, if any proposed business is not in compliance with these Bylaws or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present such business, to declare that no action shall be taken on such business and such proposal shall be disregarded, notwithstanding that proxies and votes in respect of any such proposal of other business may have been received by the corporation. Notwithstanding the foregoing provisions of this Bylaw, a stockholder and any beneficial owner on whose behalf such other business is proposed shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw, provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered. In addition, to be considered timely under this Section 2.15(b) or Section 2.15(c), a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information (with respect to the Ownership Information and any interests, agreements, arrangements or understandings of such stockholder, such beneficial owner and any related person) provided or required to be provided in such notice shall also be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(c) (i) Nominations of persons for election to the Board of Directors may be made at an annual meeting of the stockholders of the corporation, (A) pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) by or at the direction of the Board of Directors, (C) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in this Section 2.15(c) and at the time of the annual meeting; who shall be entitled to vote at the meeting; and who meets the requirements of and complies with the procedures set forth in this Section 2.15(c), or (D) by any stockholder or group of stockholders who meets the requirements of and complies with Section 2.20 of this Article II of these Bylaws. For the avoidance of doubt, the foregoing clause (C) and (D) shall be the exclusive means for a stockholder to make nominations at an annual meeting of stockholders. For nominations of directors to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, other than with respect to nominations of persons for election to the Board of Directors pursuant to Section 2.20 of Article II of these Bylaws, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the close of business on the one-hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely, notice by the stockholder must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first (1st) Public Announcement of the date of such annual meeting is less than one-hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment, recess or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice given in accordance with this Section 2.15(c) must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies, and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.15; provided that, in the event a stockholder’s notice includes one or more substitute nominees, such stockholder must provide timely notice of such substitute nominee(s) in accordance with the provisions of this Section 2.15 and Section 2.17. For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

To be in proper written form, a stockholder’s notice to the Secretary must (x) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and any related person, (A) the Ownership Information, (B) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to propose such nomination and (C) a representation whether the stockholder, beneficial owner or any related person will engage in a solicitation with respect to such nomination and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will engage in such solicitation in accordance with Rule 14a-19 under the Exchange Act ; (y) set forth, as to each person whom the stockholder proposes to nominate for election or reelection to the Board of Directors (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in a proxy statement and form of proxy as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and any related person, on the one hand, and each proposed nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any related person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (z) with respect to each nominee whom the stockholder proposes to nominate for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement, in proper form, in each case, as required by Section 2.17 of Article II of these Bylaws. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine whether such proposed nominee is independent under the Applicable Independence Standards (as defined in clause (h) of Section 2.20 of Article II). A stockholder who has delivered a notice of nomination pursuant to this paragraph and Rule 14a-19 under the Exchange Act shall promptly, and in any event no later than five (5) business days prior to the date of the applicable meeting of stockholders, certify to the Secretary in writing, that such stockholder has met the requirements of Rule 14a-19(a) (including for the avoidance of doubt Rule 14a-19(a)(3), which provides that a stockholder soliciting proxies in support of director nominees other than the registrant’s nominees must solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors) and deliver to the Secretary reasonable evidence of such compliance. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information (with respect to the Ownership Information and such stockholder, such beneficial owner, any related person and such nominee) provided or required to be provided in such notice shall also be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the requirement to update and supplement a stockholder’s notice shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or nominees.

(ii) Notwithstanding anything to the contrary, only persons who are nominated in accordance with this Section 2.15(c) or Section 2.20 of Article II of these Bylaws shall be eligible for election at an annual meeting of stockholders as directors of the corporation. The Chairman of an annual meeting shall have the power to determine whether a nomination was made in accordance with the provisions of these Bylaws and, if any proposed nomination is not in compliance with these Bylaws or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present such nomination, to declare that no action shall be taken on such nomination and such nomination shall be disregarded, notwithstanding that proxies and votes in respect of any such nomination may have been received by the corporation.

(d) For purposes of Sections 2.15 and 2.16 of Article II of these Bylaws, (i) “Ownership Information” is defined as (A) the name and address of such stockholder, as they appear on the corporation’s books and of such beneficial owner, if any, (B) (1) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and any related person, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or any other derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any other contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any related person, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any related person, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner and any related person has any right to vote any class or series of shares of the corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner and any related person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the corporation, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and any related person with respect to any class or series of shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the corporation (any of the foregoing, a “Short Interest”), (5) any rights to dividends on the shares of the corporation owned beneficially by such stockholder, such beneficial owner and any related person that are separated or separable from the underlying shares of the corporation, and (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner and any related person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (C) any direct or indirect interest of such stockholder, such beneficial owner and any related person in any contract with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (D) any other information relating to such stockholder, such beneficial owner and any related person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) “Public Announcement” is defined as disclosure in a press release reported by a national news service or in a document publicly filed by the corporation (or, at any time the corporation is a direct or indirect subsidiary of another corporation, the corporation’s ultimate parent corporation) with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; (iii) “close of business” is defined as 5:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day; and (iv) shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

SECTION 2.16. Notice of Special Meeting Business. Only such business shall be conducted at a special meeting of stockholders as shall have been properly brought before the meeting pursuant to the corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business (other than nominations of directors) must be (i) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the special meeting, by or at the direction of the Board of Directors, or (iii) specified in the corporation’s notice of meeting (or any supplement thereto) given by the corporation pursuant to a valid stockholder request in accordance with Section 2.2 of Article II of these Bylaws; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting. Clause (iii) shall be the exclusive means for a stockholder to submit business (other than nominations of directors by stockholders, which must be made in compliance with clause (b) of this Section 2.16 and matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s proxy statement) before a special meeting of stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (a) by or at the direction of the Board of Directors or the stockholders requesting the calling of such special meeting pursuant to Section 2.2 of these Bylaws or (b) provided that the Board of Directors or the stockholders requesting the calling of such special meeting pursuant to Section 2.2 of these Bylaws has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) meets the requirements of and complies with the procedures set forth in this Bylaw as to such nomination. In the event that the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 2.15(c)(i) of Article II of these Bylaws with respect to any nomination (including, without limitation, the applicable Ownership Information and the completed and signed questionnaire, representation and agreement required by Section 2.17 of Article II of these Bylaws), in proper form, shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one-hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first Public Announcement of the date of such special meeting is less than one-hundred (100)

days prior to the date of such special meeting, the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting at which directors are to be elected. In no event shall any adjournment, recess or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such special meeting. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine whether such proposed nominee is independent under the Applicable Independence Standards (as defined in clause (h) of Section 2.20 of Article II). The Chairman of any special meeting shall have the power to determine whether any nomination or business proposed to be brought before the meeting was proposed in accordance with these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare to the meeting that a nomination or proposal of other business was not made in accordance with the procedures prescribed by the Bylaws, and if he or she should so determine, to declare that no action shall be taken on such nomination or proposal and such nomination or proposal shall be disregarded, notwithstanding that proxies and votes in respect of any such nomination or proposal may have been received by the corporation. Notwithstanding the foregoing provisions of this Bylaw, a stockholder and any beneficial owner on whose behalf a nomination is made or other business is proposed shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.16 of Article II of these Bylaws with respect to both proposed other business and nominations, provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information (with respect to the Ownership Information and such stockholder, such beneficial owner, any related person and such nominee) provided or required to be provided in such notice shall also be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the requirement to update and supplement a stockholder’s notice shall not be deemed to cure any deficiencies in any notice provided by a stockholder or allow a stockholder to change or add to the proposed business or nominees.

SECTION 2.17. Submission of Questionnaire, Representation and Agreement. As to each person whom a stockholder proposes to nominate for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 2.15 and 2.16 of Article II of these Bylaws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such nominee in the same form required of the Board of Director’s nominees (which questionnaire shall be provided by the Secretary within five (5) business days following a written request therefor) and a written representation and agreement that such nominee (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity (i) as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in the written representation and agreement or (ii) that could limit or interfere with such individual’s ability to comply, if elected as a director of the corporation, with such individual’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) in such person’s individual capacity, would be in compliance, if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation (which policies and guidelines will be provided within five (5) business days following a request therefor), and (d) intends, if elected as a director of the corporation, to serve as a director for the full term for which he or she has been elected.

SECTION 2.18. Procedure for Election of Directors; Required Vote. Except as set forth below, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. For purposes of this Bylaw, (a) a majority of votes cast shall mean that the number of votes “for” a nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election and (b) votes cast shall include votes “for” and votes “against”, and exclude abstentions and “broker non-votes”, in each case with respect to that nominee’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected and with respect to which a notice of nomination has been submitted pursuant to Section 2.15, 2.16 or, with respect to annual meetings only, Section 2.20 of Article II and on or before the fifth (5th) business day prior to the date that the corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented), and the notice has not been: (i) withdrawn in writing to the Secretary; (ii) determined not to be a valid notice of nomination, with such determination to be made by the Board of Directors (or a committee thereof) pursuant to Section 2.15, 2.16 or Section 2.20 of Article II or if challenged in court, by a final court order; or (iii) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.

SECTION 2.19. Action by Consent. (a) In the case of action to be taken by a stockholder or stockholders by consent, the stockholder or stockholders proposing to take such action shall give notice of the proposed action, which notice shall be in writing and delivered to and received by the Secretary at the principal executive offices of the corporation, a reasonable period (but not less than thirty-five (35) days) before the proposed effective date of such action.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date pursuant to and in accordance with Section 2.5 of Article II of these Bylaws. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date pursuant to and in accordance with Section 2.5 of Article II of these Bylaws.

(c) Every consent shall be signed by one or more persons who as of the record date are stockholders of record on such record date, and shall set forth the name and address, as they appear in the corporation’s books, of each stockholder signing such consent and the class and number of shares of the corporation which are owned of record and beneficially by each such stockholder and shall be delivered to the corporation in accordance with applicable law. If a record stockholder is the nominee for more than one beneficial owner of stock, the record stockholder may deliver a signed consent pursuant to this paragraph solely with respect to the shares of the corporation owned by the beneficial owner who is directing the record stockholder to deliver such consent. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of stockholders to take such action are delivered to the corporation in the manner required by law within sixty (60) days of the first date on which a consent is so delivered to the corporation.

(d) In the event of the delivery, in the manner provided by this Section 2.19 of Article II of these Bylaws, to the corporation of the requisite consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting a prompt ministerial review by the independent inspectors, no action by consent without a meeting shall be effective until the earlier of (i) five (5) business days following delivery to the corporation of consents signed by the holders of the requisite minimum number of votes that would be necessary to take such action, which delivery shall be accompanied by a certification by the stockholder of record (or his or her designee) who delivered, in accordance with paragraph (a) above, the written notice to the Secretary requesting the Board of Directors to fix a record date or (ii) such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with this Article II represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph (d) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether during or after such five (5) business day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

SECTION 2.20. Proxy Access for Director Nominations. (a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of the stockholders of the corporation, then, subject to the provisions of this Section 2.20, the corporation shall include in its proxy materials for such annual meeting of stockholders the name, together with the Required Information (as defined below), of any person or persons, as applicable, nominated for election to the Board of Directors (each, a “Stockholder Nominee”) by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders that satisfy, the requirements of this Section 2.20 (such individual or group, including as the context requires each member thereof, referred to herein as an “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 2.20 (the “Nomination Notice”) to have its nominee or nominees, as applicable, included in the corporation’s proxy materials pursuant to this Section 2.20.

(b) To be timely, a Nomination Notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one-hundred fiftieth (150th) day and not later than the close of business on the one-hundred twentieth (120th) day prior to the first anniversary of the date that the corporation commenced mailing of its definitive proxy materials (as stated in such proxy materials) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely, a Nomination Notice must be so delivered not earlier than the close of business on the one-hundred fiftieth (150th) day and not later than the close of business on the one-hundred twentieth (120th) day prior to the date of such annual meeting or, if the first (1st) Public Announcement of the date of such annual meeting is less than one-hundred thirty (130) days prior to the date of such annual meeting, the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment. recess or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.

(c) For purposes of this Section 2.20, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that, as determined by the corporation, is required to be disclosed in the corporation’s proxy statement by the Exchange Act and the rules and regulations promulgated thereunder; and (ii) if the Eligible Stockholder so elects, a Statement (as defined below). To be timely, the Required Information must be delivered to or mailed and received by the Secretary within the time period specified in Section 2.20(b) for providing the Nomination Notice.

(d) The maximum number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.20 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) that may be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to and in accordance with this Section 2.20 with respect to that annual meeting, or if such amount is not a whole number, the closest whole number below twenty percent (20%) (the “Maximum Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 2.20(b) above but before the date of such annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 2.20 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.20 exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.20 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the stock of the corporation each Eligible Stockholder disclosed as owned in its respective Nomination Notice submitted to the corporation. If the Maximum Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.20 from each Eligible Stockholder has been selected, this selection process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Maximum Number is reached. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.20(b), a stockholder becomes ineligible to nominate a director for inclusion in the corporation’s proxy materials pursuant to this Section 2.20 or withdraws his or her nomination, or a Stockholder Nominee becomes unwilling, ineligible or unavailable to serve on the Board of Directors or is not submitted for election for any reason, whether before or after the mailing of a definitive proxy statement, then the nomination shall be disregarded, and the corporation (i) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Stockholder Nominee or any successor or replacement nominee and (ii) may otherwise communicate to stockholders, including by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(e) For purposes of this Section 2.20, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purpose or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Section 2.20, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided, that the person has the power to recall such loaned shares on five (5) business days’ notice; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 2.20, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act. Whether outstanding shares of the stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be made in good faith and be conclusive and binding on the corporation and its stockholders.

(f) An Eligible Stockholder must have owned (as defined above) continuously for at least three (3) years that number of shares of stock of the corporation as shall constitute three percent (3%) or more of the outstanding stock of the corporation eligible to vote in the election of directors (the “Required Shares”) as of both (i) a date within seven (7) calendar days prior to the date of the Nomination Notice and (ii) the record date for determining stockholders entitled to vote at the annual meeting. For purposes of satisfying the foregoing ownership requirement under this Section 2.20, (i) the shares of the stock of the corporation owned by one or more stockholders, or by the person or persons who own shares of the stock of the corporation and on whose behalf any stockholder is acting, may be aggregated; provided, that the number of stockholders and other persons whose ownership of shares of stock of the corporation is aggregated for such purpose shall not exceed twenty (20), and (ii) a group of funds that are (A) under common management and investment control, or (B) under common management and funded primarily by the same employer, shall be treated as one stockholder or person for this purpose. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.20. For the avoidance of doubt, if a group of stockholders aggregates ownership of shares in order to meet the Required Shares requirement under this Section 2.20, all shares held by each stockholder that constitute part of the Required Shares must be held by that stockholder continuously for at least three (3) years, and evidence of such continuous ownership shall be provided as specified in this Section 2.20(f). Within the time period specified in this Section 2.20 for providing the Nomination Notice, an Eligible Stockholder must provide the following information in writing to the Secretary:

(i) one or more written statements from the record holder(s) of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date (with such written statements being provided by each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.20);

(ii) the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with the information, agreements and representations required to be provided in connection with a stockholder’s notice of a nomination pursuant to Section 2.15(c) of Article II of these Bylaws;

(iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(iv) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.20) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.20, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, and (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation;

(v) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder under this Section 2.20, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination;

(vi) an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.20) agrees to (A) own the Required Shares through the date of the annual meeting, (B) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (C) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any action, suit or proceeding (whether threatened, pending or completed), whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts pursuant to this Section 2.20, (D) comply with all laws and regulations applicable to any solicitation in connection with the annual meeting and (E) provide to the corporation prior to the annual meeting such additional information as necessary with respect thereto; and

(vii) a representation as to the Eligible Stockholder’s (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.20) intentions (subject to any mandatory fund rebalancing required by such stockholder’s preexisting governing instruments or written investment policies) with respect to maintaining qualifying ownership of the Required Shares for at least one year following the annual meeting.

(g) The Eligible Stockholder may provide to the Secretary, within the time period specified in this Section 2.20 for delivering the Nomination Notice, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.20, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes (i) would violate any applicable law, regulation or listing standard; (ii) is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or (iii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.

(h) Within the time period specified in this Section 2.20 for delivering the Nomination Notice, a Stockholder Nominee must deliver to the Secretary a written questionnaire with respect to the background and qualification of such person in the same form required of the Board of Director’s nominees (which questionnaire shall be provided by the Secretary within five (5) business days following a written request therefor) and a written representation and agreement (in the form provided by the Secretary upon written request) that such Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity (A) as to a Voting Commitment that has not been disclosed in the written representation and agreement or (B) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the corporation, with such Stockholder Nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iii) in such person’s individual capacity, would be in compliance, if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation (which policies and guidelines will be provided within five (5) business days following a request therefor), and (iv) will abide by the requirements of Section 2.18 of Article II of these Bylaws. The corporation may request such additional information as necessary to permit the Board of Directors to determine if such Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”).

(i) In the event that any information or communications provided by the Eligible Stockholder (including information or communications provided by any member of any group of stockholders that together is an Eligible Stockholder under this Section 2.20) or any Stockholder Nominee to the corporation or its stockholders is not or ceases to be true and correct in all material respects or omitted or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such defect in such previously provided information and of the information that is required to correct any such defect.

(j) Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Nomination Notice), or (ii) is not elected to the Board of Directors and does not receive a number of votes cast in favor of his or her election equal to at least twenty-five percent (25%) of the number of shares present and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.20 for the next two (2) annual meetings.

(k) The corporation shall not be required to include, pursuant to this Section 2.20, any Stockholder Nominee in its proxy materials for any annual meeting of stockholders (i) for which the Secretary receives a notice that any stockholder has nominated or intends to nominate a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.15(c) of Article II of these Bylaws and such stockholder does not expressly elect at the time of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this Section 2.20, (ii) if the Eligible Stockholder (or any member of any group of stockholders that together is an Eligible Stockholder under this Section 2.20) who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) who the Board of Directors has determined is not independent under the Applicable Independence Standards, (iv) whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the corporation’s stock is traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Stockholder Nominee(s) or the applicable Eligible Stockholder (or any member of any group of stockholders that together is an Eligible Stockholder under this Section 2.20) shall have provided information to the corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (ix) if the Eligible Stockholder (or any member of any group of stockholders that together is an Eligible Stockholder under this Section 2.20) or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee(s) or fails to comply with its obligations pursuant to this Section 2.20.

(l) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the annual meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded and no vote on any such Stockholder Nominee shall occur, notwithstanding that proxies and votes in respect of such nomination may have been received by the corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder (or any member of any group of stockholders that together is an Eligible Stockholder under this Section 2.20) shall have breached any of its or their obligations, agreements or representations under this Section 2.20, as determined by the Board of Directors or the person presiding at the annual meeting of stockholders, (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 2.20, or (iii) the Eligible Stockholder (or any member of any group of stockholders that together is an Eligible Stockholder under this Section 2.20) becomes ineligible to nominate a director for inclusion in the corporation’s proxy materials pursuant to this Section 2.20 or withdraws its nomination or a Stockholder Nominee becomes unwilling, unavailable or ineligible to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement.

(m) The Eligible Stockholder (including any member of any group of stockholders that together is an Eligible Stockholder under this Section 2.20) shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee(s) will be nominated, one or more of the corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

ARTICLE III

DIRECTORS

SECTION 3.1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 3.2. Number, Tenure and Qualifications. The number of directors of the corporation shall be determined from time to time by resolution of the Board of Directors or by resolution of the stockholders. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be elected at the annual meetings of stockholders except as otherwise provided in the Certificate of Incorporation and in these Bylaws, and each director shall hold office until his or her successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be residents of the State of Delaware or stockholders of the corporation.

A director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, its Chairman or to the Chief Executive Officer or to the President or Secretary of the corporation. A resignation shall be effective when the notice is given, unless the notice specifies a future date.

SECTION 3.3. Regular Meetings. A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw, at such time and place, if any, either within or without the State of Delaware, as the Board of Directors may determine from time to time. The Board of Directors may provide, by resolution, the time and place, if any, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution; but if not so provided then such additional regular meetings may be convened in the same manner as provided in Section 3.4 of this Article III of these Bylaws in respect to special meetings.

SECTION 3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, if any, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 3.5. Notice. Notice of any special meeting shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, email or facsimile transmission, or orally by telephone. If by overnight mail or courier service such notice shall be deemed to be adequately delivered when the notice is delivered to the overnight mail or courier service company at least 48 hours prior to such meeting. If by email, facsimile transmission, telephone or by hand, such notice shall be deemed adequately delivered when the notice is transmitted at least 24 hours prior to such meeting. If mailed by first-class mail, such notice shall be deemed to adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in any waiver of notice of such meetings.

SECTION 3.6. Quorum. A majority of the Board of Directors then in office but not less than one-third of the total authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if a quorum is not present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 3.7. Manner of Acting. Except as provided in the Certificate of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 3.8. Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors or for any other reason may be filled by election at an annual meeting of stockholders, election at a special meeting of stockholders called for that purpose or by election by the affirmative vote of a majority of the remaining directors.

SECTION 3.9. Presumption of Assent. A director of the corporation who is present at a meeting of Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent or abstention is entered in the minutes of the meeting or unless such director shall file his or her written dissent or abstention to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

SECTION 3.10. Action in Writing by Directors. Any action required to be taken at a meeting of the Board of Directors, or any committee thereof, or any other action which may be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.11. Adjournment. Any meeting of the Board of Directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting originally called.

SECTION 3.12. [Reserved]

SECTION 3.13. Compensation of Directors. By the affirmative vote of a majority of the directors then in office so long as a quorum is present, and irrespective of any personal interest of any member of the Board of Directors, the Board of Directors may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

SECTION 3.14. Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware General Corporation Law, or other similar emergency condition, including an epidemic that has been recognized as an emergency by the federal government (the “Emergency”), as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action, then during such Emergency:

(a) A meeting of the Board or a committee thereof may be called by any director or officer by such means as may be feasible at the time, and notice of any such meeting of the Board or any committee may be given only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time.

(b) The director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 4.1. Establishment of Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors.

The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any vacancy in a committee may be filled by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors as required.

SECTION 4.2. Manner of Action. A majority of the directors then serving on a committee shall constitute a quorum and the vote of a majority of the quorum shall be necessary for action by a committee. A committee may act by unanimous consent without a meeting. The committee shall determine the time and place, if any, of meetings and the notice required therefore.

SECTION 4.3. Authority of Committees. To the extent specified by resolution of the Board of Directors and these Bylaws, each committee may exercise the authority of the Board of Directors, provided, however, a committee may not exercise such authority of the Board of Directors to the extent action by the Board of Directors (without delegation to a committee thereof) is expressly required by the General Corporation Law of the State of Delaware from time to time.

SECTION 4.4. Executive Committee. The Board of Directors may establish an Executive Committee. The Executive Committee, during intervals between meetings of the Board of Directors, shall have, and may exercise, subject to the limitations contained in Section 4.3 of Article IV of these Bylaws, the powers of the Board of Directors in the management of the business and affairs of the corporation.

ARTICLE V

OFFICERS

SECTION 5.1. Number. The officers of the corporation shall be a Chairman of the Board and a Chief Executive Officer, and may include a President, such Executive Vice Presidents, Senior Vice Presidents and other Vice Presidents as the Board of Directors may from time to time elect or appoint, a Treasurer, a Controller, a General Auditor and a Secretary, and such Assistant Treasurers, Assistant Secretaries, Assistant Controllers or other officers as may be from time to time elected or appointed by the Board of Directors. Any two or more offices may be held by the same person and more than one person may hold any office.

SECTION 5.2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 5.3. Removal. Any officer or agent of the corporation may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 5.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5.5. Chief Executive Officer. The Chairman of the Board may, but need not, be the Chief Executive Officer of the corporation. The Chief Executive Officer shall determine and administer the policies of the corporation, subject to the instructions of the Board of Directors.

Except where, by law, the signature of some other officer or agent of the corporation is required, the Chief Executive Officer may sign: certificates for shares of the corporation; any deeds, mortgages, bonds, or leases concerning real and personal property both as landlord and as tenant; contracts and other instruments in furtherance of the business of the corporation, including instruments of guaranty as to any of such documents which may be executed by subsidiaries of the corporation; proxies on behalf of the corporation with respect to the voting of any securities owned by the corporation; and assignments of securities owned by the corporation. The Chief Executive Officer shall have the power to appoint such agents and employees as in the Chief Executive Officer’s judgment may be necessary or proper for the transaction of the business of the corporation and to fix their compensation, all subject to the ratification of the Board of Directors.

The Chief Executive Officer shall submit to the Board of Directors, prior to the date of the annual meeting of stockholders, an annual report of the operations of the corporation and its subsidiaries, including a balance sheet showing the financial condition of the corporation and its subsidiaries consolidated as at the close of such fiscal year and statements of consolidated income and surplus. The Chief Executive Officer shall perform such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 5.6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors. The Chairman of the Board shall also preside at each annual or special meeting of stockholders. If the Chairman of the Board is not present at any meeting of stockholders, unless the Board designates another director or executive officer, the Chief Executive Officer will preside over the meeting of stockholders.

SECTION 5.7. President. The President shall in general be in charge of the operations of the corporation. The President may, but need not, be the Chief Executive Officer.

Except where, by law, the signature of some other officer or agent of the corporation is required, the President or a Vice President may sign: certificates for shares of the corporation; any deeds, mortgages, bonds, or leases concerning real and personal property both as landlord and as tenant; contracts or other instruments in furtherance of the business of the corporation, including instruments of guaranty as to any of such documents which may be executed by subsidiaries of the corporation; proxies on behalf of the corporation with respect to the voting of any securities owned by the corporation; and assignments of securities owned by the corporation. The President shall perform such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 5.8. The Vice Presidents. In the absence of the President or in the event of the President’s inability or refusal to act, a Vice President, selected by the Board of Directors, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President may execute documents as provided in Section 5.7 of this Article V of these Bylaws and shall perform such other duties as from time to time may be assigned to such Vice President by the Chief Executive Officer, the President or by the Board of Directors. The Board of Directors may designate one or more of the Vice Presidents as Executive or Senior Vice President with such additional duties as from time to time may be assigned by the Chief Executive Officer, the President or by the Board of Directors.

SECTION 5.9. The Treasurer. The Treasurer shall have the custody of all of the funds and securities of the corporation. When necessary and proper the Treasurer shall endorse, or authorize on behalf of the corporation the endorsement of, all checks, notes or other obligations and evidences of the payment of money, payable to the corporation or coming into the Treasurer’s possession, and shall deposit the funds arising therefrom with all other funds of the corporation, coming into the Treasurer’s possession, in such banks as may be selected as the depositories of the corporation, or properly care for them in such other manner as the Board of Directors may direct. Either alone or jointly with the Chief Executive Officer, the President or such other officers as may be designated by the Board of Directors, the Treasurer shall, except as herein otherwise provided, be authorized to sign all checks and other instruments drawn on or payable out of the funds of the corporation, and all bills, notes and other evidences of indebtedness of the corporation. Whenever required by the Board of Directors to do so, the Treasurer shall exhibit a complete and true statement of the Treasurer’s cash account and of the securities and other property in the Treasurer’s possession, custody or control. The Treasurer shall enter, or direct or cause to be entered, regularly in books belonging to the corporation and to be kept by the Treasurer for such purpose, a full and accurate account of all money received and paid by the Treasurer on account of the corporation, together with all other business transactions. The Treasurer shall, at all reasonable times within the hours of business, exhibit the Treasurer’s books and accounts to any director. The Treasurer shall perform all duties that are incident to the office of the Treasurer of a corporation, subject, however, at all times to the direction and control of the Board of Directors. If the Board of Directors shall so require, the Treasurer shall give bond, in such sum and with such securities as the Board of Directors may direct, for the faithful performance of the Treasurer’s duties and for the safe custody of the funds and property of the corporation coming into the Treasurer’s possession.

SECTION 5.10. The Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, the minutes of all meetings of the committees of the Board of Directors, and the minutes of all meetings of the stockholders, in books provided by the corporation for such purposes, and shall act as Secretary at all such meetings. The Secretary shall attend to the giving and serving of all notices of the corporation of meetings of the Board of Directors, committees of the Board of Directors and stockholders. The Secretary shall prepare or cause to be prepared all lists of stockholders and their addresses required to be prepared by the provisions of any present or future statute of the State of Delaware. The Secretary may sign with the Chief Executive Officer, the President or a Vice President, in the name of the corporation, all contracts and instruments and may affix the seal of the corporation thereto.

The Secretary shall have charge of such books and papers as the Board of Directors may direct. The Secretary shall have the authority to certify the Bylaws, resolutions of the Board of Directors and the committees thereof, and other documents of the corporation as true and correct copies thereof. The Secretary shall, in general, perform all the duties that are incident to the office of Secretary of a corporation, subject at all times to the direction and control of the Board of Directors.

SECTION 5.11. The Controller. The Controller shall be the principal accounting officer of the corporation and shall be in charge of all general and cost accounting books and records of the corporation, and shall see that all moneys due to the corporation, all disbursements and all properties and assets are properly accounted for. The Controller shall prepare the corporation’s balance sheets, income accounts and other financial statements and reports, and render on a periodic basis a report covering the operations of the corporation for the month and year to date. The Controller shall perform all duties which are incident to the office of the Controller of a corporation, subject, however, at all times to control of the Board of Directors.

SECTION 5.12. General Auditor. The General Auditor shall be responsible for the conduct of audits in order to determine that the corporation’s accounting systems of internal checks and balances are properly designed and function so that the corporation’s assets are being adequately protected. The General Auditor shall perform audits of any of the corporation’s operations and accounting which will permit him or her to adequately discharge the General Auditor’s responsibilities. The General Auditor shall render findings to the General Auditor’s immediate superior and, in the event that in the General Auditor’s opinion, proper corrective action is not being taken or the General Auditor is being denied free access to information needed to perform the General Auditor’s duties, shall have the right, and it is the General Auditor’s responsibility, to report this to the Chief Executive Officer of the corporation or directly to the Board of Directors.

SECTION 5.13. Assistant Treasurers, Assistant Secretaries and Assistant Controllers. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. Each Assistant Treasurer, Assistant Secretary and Assistant Controller, in the absence or inability or refusal to act of the Treasurer, the Secretary or the Controller, as the case may be, may perform the duties of the office to which he or she is an assistant and in general shall perform such duties as shall be assigned to him or her by the Treasurer, the Secretary or the Controller, respectively, or by the Chief Executive Officer, the President or the Board of Directors.

SECTION 5.14. Execution of Agreements. The Chief Executive Officer, the Chairman of the Board or the President or any Vice President, at any time and without any express authority of the Board of Directors may sign and execute all agreements to sell, purchase, lease or otherwise acquire stores or other property of, on behalf of, and for the corporation. The authority herein given by this Section 5.14 of Article V of these Bylaws shall not impair or restrict any authority, expressed, implied or otherwise, herein conferred upon any officer or officers.

SECTION 5.15. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

SECTION 5.16. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

ARTICLE VI

INDEMNIFICATION OF OFFICERS,

DIRECTORS, EMPLOYEES AND AGENTS

SECTION 6.1. Right to Indemnification. (a) Each person who is or was a party or is otherwise threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer, trustee, fiduciary, employee or agent of the corporation or is or was at any such time serving at the request of the corporation as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation (hereinafter, a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee, fiduciary or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor of the corporation by merger or otherwise) to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or modified from time to time, against all expense, liability and loss (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided however, that, to the extent that a director or officer has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against expenses actually reasonably incurred by such director or officer in connection therewith. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, trustee, fiduciary or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 of Article VI of these Bylaws, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. To obtain indemnification under this Bylaw, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by a majority of disinterested directors, even though less than a quorum, or (ii) by a committee of disinterested directors designated by majority vote of the disinterested directors, even though less than a quorum, or (iii) if there are no disinterested directors, or if the disinterested directors so direct, by independent counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iv) if a majority of the disinterested directors so directs, by a majority vote of the stockholders of the corporation. In the event that the determination of entitlement to indemnification is to be made by independent counsel, the independent counsel shall be selected by the disinterested directors unless there shall have occurred within two (2) years prior to the date of the commencement of the proceeding for which indemnification is claimed a

“Change of Control” as defined in the Walgreen Co. 2013 Omnibus Incentive Plan, as amended (and as may be amended and/or restated from time to time) and as assumed by the corporation, or any successor plan, in which case the independent counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the disinterested directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

(b) To the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time, each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the corporation (and any successor of the corporation by merger or otherwise) the expenses incurred in defense of any proceeding in advance of its final disposition, such advances to be paid by the corporation within twenty (20) days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise.

SECTION 6.2. Right of Claimant to Bring Suit. (a) If a claim for indemnification under Section 6.1(b) of Article VI of these Bylaws is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation or if a request for advancement of expenses under this Article VI is not paid in full by the corporation within twenty (20) days after a statement pursuant to Section 6.1(b) of Article VI of these Bylaws and the required Undertaking, if any, have been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that, under the General Corporation Law of the State of Delaware, the claimant has not met the standard of conduct which makes it permissible for the corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the corporation) the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that indemnification of the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(b) If a determination shall have been made pursuant to Section 6.1(b) of Article VI of these Bylaws that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (a) of this Section 6.2 of Article VI of these Bylaws.

(c) The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (a) of this Section 6.2 of Article VI of these Bylaws that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this Bylaw.

SECTION 6.3. Non-Exclusivity of Rights. All of the rights conferred in this Article VI, as to indemnification, advancement of expenses and otherwise, shall not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled or hereafter acquire under any statute, provision of the corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office and cannot be terminated or impaired by the corporation, the Board of Directors or the stockholders of the corporation with respect to a person’s service prior to the date of such termination.

SECTION 6.4. Insurance; Other Indemnification and Advancement of Expenses.

(a) The corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee, fiduciary, trustee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such employee or agent to which rights to indemnification have been granted as provided in this paragraph (a) of this Section 6.4 of Article VI of these Bylaws, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

(b) The corporation may, to the extent authorized from time to time by the Board of Directors or the Chief Executive Officer, grant rights to indemnification and rights to advancement of expenses incurred in connection with any proceeding in advance of its final disposition, to any current or former employee or agent of the corporation to the fullest extent of the provisions of these Bylaws with respect to the indemnification and advancement of expenses of current or former directors and officers of the corporation.

SECTION 6.5. Contractual Nature. All of the rights conferred in this Article VI, as to indemnification, advancement of expenses and otherwise, shall be applicable to all proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or a person serving at the request of the corporation as a director, trustee, fiduciary, employee, agent or officer of another corporation, partnership, joint venture, trust or other enterprise and shall inure to the benefit of the heirs, executors, and administrators of such person. This Article VI shall be deemed to be a contract between the corporation and each person who, at any time that this Article VI is in effect, serves or agrees to serve in any capacity that entitles him or her to indemnification hereunder, which shall vest at the commencement of such person’s service to, or at the request of, the corporation, and any repeal, amendment or other modification of this Article VI or any repeal, amendment or modification of the General Corporation Law of the State of Delaware or any other applicable law shall not limit any rights of indemnification for proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Article VI with regard to proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

SECTION 6.6. Severability. If any portion of this Article VI shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article VI shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

SECTION 6.7. Primacy of Indemnification. Notwithstanding that a person may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses and/or insurance set forth herein, the corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to such person are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such person are secondary); and (ii) shall be required to advance the full amount of expenses incurred by such person and shall be liable for the full amount of all liabilities, without regard to any rights such person may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of a person with respect to any claim for which such person has sought indemnification from the corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such person against the corporation.

ARTICLE VII

CONTRACTS, CHECKS

AND DEPOSITS

SECTION 7.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.2. Checks, Drafts, and Orders for the Payment of Money. The Board of Directors may appoint one or more persons who may severally be authorized by the Board of Directors to sign checks, drafts, or orders for the payment of money and any or all of whom may be further authorized by the Board of Directors, in its discretion, to authorize other individuals to sign checks, drafts, or orders for the payment of money.

SECTION 7.3. Deposits. The Board of Directors may appoint one or more persons who may severally be authorized by the Board of Directors to select and designate as a depository of and for the moneys and funds of the corporation such bank or banks as such person may from time to time determine; and the said person or persons so authorized by the Board of Directors may further be authorized severally to terminate and cancel the designation of any bank or banks as a depository of this corporation.

ARTICLE VIII

CERTIFICATES FOR SHARES AND THEIR

TRANSFER

SECTION 8.1. Certificates for Shares. The shares of the corporation may be uncertificated or may be represented by certificates. Any stock certificates shall be signed by two authorized officers of the corporation (it being understood that each of the Chairman of the Board, the Treasurer, an Assistant Treasurer, the President, a Vice President, the Secretary, or an Assistant Secretary shall be an authorized officer for such purpose). Any and all certificates on such certificates may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. The Board of Directors of the corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares; provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the registered owner thereof shall be given notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 151(f) of the General Corporation Law of the State of Delaware. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate or uncertificated shares shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new certificate or an uncertificated share may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

SECTION 8.2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

SECTION 8.3. Transfer Agent and Registrar. The Board of Directors may from time to time appoint such Transfer Agents and Registrars in such locations as it shall determine, and may, in its discretion, appoint a single entity to act in the capacity of both Transfer Agent and Registrar in any one location.

ARTICLE IX

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day in September in each year and shall end on the succeeding thirty-first (31st) day of August or as otherwise determined by the Board of Directors.

ARTICLE X

DIVIDENDS

The Board of Directors may from time to time declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

ARTICLE XI

SEAL

The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the words “Corporate Seal”, the year of incorporation and around the margin thereof the words “Walgreens Boots Alliance, Inc., Delaware”.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE XIII

FORUM AND VENUE

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the corporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE XIV

AMENDMENTS

SECTION 14.1. By Directors. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors, subject to the restrictions set forth in Section 14.2 of Article XIV of these Bylaws.

SECTION 14.2. By Stockholders. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the stockholders at any annual meeting, or at any special meeting called for such purpose (provided that in the notice of such special meeting, notice of such purpose shall be given).

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